Exhibit 8.1

[SIDLEY AUSTIN LLP LETTERHEAD]

November 18, 2008

PACCAR Inc

777 106th Avenue N.E.

Bellevue, Washington 98004

Dear Gentlemen:

Reference is made to the Registration Statement on Form S-3ASR dated November 18, 2008, to be filed by PACCAR Inc (the “Company”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering under the Securities Act of 1933, as amended, (the “Securities Act”) Senior Debt Securities.

We have been advised that the Company intends to establish a series of Senior Debt Securities (the “Notes”) as described in the proposed prospectus supplement (the “Prospectus Supplement”) to be filed with the Commission pursuant to Rule 424(b) of the rules and regulations under the Securities Act substantially in the form provided to us.  The Prospectus Supplement as so filed will include our opinion, as to certain United States federal income tax consequences of the purchase, ownership and disposition of the Notes.  Additionally, we consent to the use of our name under the caption “United States Federal Income Taxation” and “Validity of the Notes” in the Prospectus Supplement.

Very truly yours,

/s/ Sidley Austin LLP